St. Lawrence Energy Corp.

May 14, 2008

VIA EDGAR

David Burton
Staff Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Re:	St. Lawrence Energy Corp.
8-K filed May 9, 2008
File No. 0-23266

Dear Mr. Burton:

You sent correspondence on May 12 regarding an 8-K filed by St. Lawrence Energy Corp. (the “Company”) to report a recent change in our audit firm. An amended 8-K is being filed contemporaneously with this letter adopting your recommendations.

Pursuant to the request in your letter, the Company acknowledges that:

•	the Company is responsible for the adequacy and accuracy of the disclosure in the filing;

•	staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and

•	the Company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

Sincerely,

St. Lawrence Energy Corp.

By:	/s/
Name: W. Benjamin Garst Title: Acting CEO and Acting CFO